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                                                                     EXHIBIT 23



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67083) pertaining to The Bibb Company 1997 Omnibus Stock Incentive Plan, Dan River Inc. Amended and Restated Stock Option Plan, as Amended, Dan River Inc. 1997 Stock Incentive Plan, Dan River Inc. 1997 Stock Plan for Outside Directors of our report dated February 10, 1999, with respect to the consolidated financial statements and schedule of Dan River Inc. included in this Annual Report (Form 10-K) for the year ended January 2, 1999.


                                        /s/ ERNST & YOUNG LLP

Greensboro, North Carolina
March 25, 1999